UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                       0-50481                                                                                                  56-1953785
                            (Commission File Number)                                                                    (IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 6, 2009, Aeolus Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the "Purchase Agreement") with several accredited institutional investors  (the "Investors") pursuant to which the Company sold and issued to the Investors in a private placement an aggregate of 5,892,857 units (the “Units”), comprised of an aggregate of 5,892,857 shares of common stock (the “Common Stock”) of the Company (the “Shares”) and warrants to purchase up to an aggregate of 11,785,714 additional shares of Common Stock (the “Warrants”), with an initial exercise price of $0.28 per share, subject to adjustment pursuant to the Warrants, with each Unit representing one share of Common Stock and a Warrant to purchase two shares of Common Stock, at a purchase price of $0.28 per Unit for aggregate gross proceeds of $1,650,000 (collectively, the “Financing”).  The Warrants are exercisable for a seven year period from their date of issuance; contain a “cashless exercise” feature that allows the holder to exercise the Warrants without a cash payment to the Company under certain circumstances; contain a dividend participation right which allows the holder to receive any cash dividends paid on the Common Stock without exercising the Warrant and contain a provision that provides for the reduction of the exercise price to $0.01 in the event of any such payment of cash dividends by the Company or upon a change of control and contain anti-dilution provisions in the event of a stock dividend or split, dividend payment or other issuance, reorganization, recapitalization or similar event.  The Purchase Agreement and the form of Warrant are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.

The Company also granted to the Investors the option to acquire, collectively, up to an additional 5,892,857 additional Units (the “Additional Units”), comprised of an aggregate of 5,892,857 shares of common stock of the Company and warrants to purchase up to an aggregate of 11,785,714 additional shares of common stock at the per Additional Unit purchase price of $0.28 (the “Call Option”). In addition, the Investors granted to the Company the option to require these Investors, severally and not jointly, to acquire up to 5,892,857 Additional Units, less any Additional Units acquired under the Call Option, at the per Additional Unit purchase price of $0.28 (the “Put Option”).  The Call Option is exercisable at any time, and from time to time, on or prior to June 30, 2010.  The Put Option is exercisable at any time from June 30, 2010 to July 30, 2010.  However, the Investors shall have the right to terminate the Put Option if they reasonably determine that a material adverse event, condition or circumstance has occurred with respect to the prospects of the Company’s AEOL 10150 drug candidate for acute radiation syndrome; provided that the Company’s failure to receive a grant or financing shall not, by itself, constitute a material adverse event, condition or circumstance with respect thereto.

In addition, the Investors agreed to convert all $1,000,000 of the Company’s Senior Convertible Notes issued in 2008 (the “Notes”) into Common Stock at a conversion rate of $0.35 per share (the “Conversion Shares”) and to exchange their remaining option to purchase an additional $4,000,000 in Senior Convertible Notes for warrants to purchase up to 14,285,714 shares of Common Stock in substantially the same of form and terms of the Warrants issued in the Financing, including an initial exercise price of $0.28 per share, subject to adjustment pursuant to the warrants (the “Note Warrants”).  As consideration for the Investors to convert the Notes, the Company agreed to exchange warrants to purchase up to 2,000,000 shares of Common Stock issued to the Investors in connection with the sale of the Notes, warrants to purchase up to 2,150,000 shares of Common Stock issued to the Investors and one of their affiliates in connection with a financing completed in November 2005 and warrants to purchase up to 13,392,857 shares of Common Stock issued to the Investors in connection with a financing completed in March 2009 (collectively, the “Prior Warrants”) for warrants to purchase up to 17,542,857 shares of Common Stock in substantially the same form and terms of the Warrants issued in the Financing, including an initial exercise price of $0.28 per share, subject to adjustment pursuant to the warrants (the “Exchange Warrants”) (collectively, the “Conversion”).

In connection with the Financing and the Conversion, the Company also entered into a Registration Rights Agreement (the “Rights Agreement”) with the Investors.  In addition, the Investors agreed to terminate the Company’s Registration Rights Agreements dated November 21, 2005 and March 30, 2009.  Pursuant to the Rights Agreement, the Company agreed to file one or more registration statements (collectively, the “Registration Statements”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares, the Conversion Shares and all shares of common stock issuable upon exercise of the Warrants, the Note Warrants and the Exchange Warrants (collectively, the “Registrable Securities”) upon demand of the holders of a majority of the Registrable Securities (a “Demand Registration”).  Such holders have the right to two Demand Registrations, subject to certain exceptions.  In the event the holders exercise their right to a Demand Registration, the Company has agreed to file a Registration Statement to register the resale of the Registrable Securities within a certain number of days after the request and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof.  The Company also agreed to use its commercially reasonable efforts to keep the Registration Statements effective for a specified period.  Pursuant to the Rights Agreement, the Company also granted the Investors certain piggyback registration rights.  The Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The net proceeds to the Company from the Financing, after deducting for expenses, were approximately $1.5 million. The Company intends to use the net proceeds from the Financing to finance animal efficacy studies in Acute Radiation Syndrome, the development of AEOL 10150 and ongoing operations of the Company.

The Company did not use any form of advertising or general solicitation in connection with the Financing.

The securities described in this Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder, and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Affiliates of Xmark Opportunity Partners, LLC are the sole investors in the Financing and, together with the Company, are the sole participants in the Conversion. Together with its affiliates, Xmark Opportunity Partners, LLC beneficially owned approximately 55% of the Company's outstanding common stock prior to the Financing and the Conversion.  Xmark Opportunity Partners, LLC is the sole manager of Goodnow Capital, L.L.C. and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Goodnow has the right to designate up to two directors for election to the Company's Board of Directors pursuant to the terms of a purchase agreement between Goodnow and the Company. David C. Cavalier, a current director of the Company, is President of Goodnow.

Item 1.02 Termination of a Material Definitive Agreement.

Effective October 6, 2009, the following agreements were terminated pursuant to the Purchase Agreement in connection with the Financing and the Conversion: the Company’s Registration Rights Agreement, dated November 21, 2005, by and among the Company, the Investors and certain other parties; and the Company’s Registration Rights Agreement, dated March 30, 2009, by and among the Company and the Investors. In addition, as noted under Item 1.01 above, the Prior Warrants were exchanged for the Exchange Warrants. Upon exchange, the Prior Warrants were deemed cancelled.

Under the Registration Rights Agreements dated November 21, 2005 and March 30, 2009, the Company agreed to register for resale the common stock issued or issuable to the Investors pursuant to the 2005 Purchase Agreement and the March 2009 Purchase Agreement. The Company agreed to resale registration obligations that are equivalent to those set forth under these two Registration Rights Agreements by entering into the Rights Agreement.

Affiliates of Xmark Opportunity Partners, LLC are the sole investors in the Financing and, together with the Company, are the sole participants in the Conversion. Together with its affiliates, Xmark Opportunity Partners, LLC beneficially owned approximately 55% of the Company's outstanding common stock prior to the Financing and the Conversion.  Xmark Opportunity Partners, LLC is the sole manager of Goodnow Capital, L.L.C. and possesses sole power to vote and direct the disposition of all securities of the Company held by Goodnow. Goodnow has the right to designate up to two directors for election to the Company's Board of Directors pursuant to the terms of a purchase agreement between Goodnow and the Company. David C. Cavalier, a current director of the Company, is President of Goodnow.

Item 3.02.   Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. The agreements executed in connection with the Financing and the Conversion contain representations to support the Company’s reasonable belief that each purchaser of the securities had access to information concerning the Company’s operations and financial condition, each purchaser of the securities acquired the securities for its own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that each purchaser of the securities is sophisticated within the meaning of Section 4(2) of the Securities Act and an "accredited investor" (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing and the Conversion other than communications with the purchasers; the Company obtained representations from each purchaser regarding its investment intent, experience and sophistication; and each purchaser either received or had access to adequate information about the Company in order to make informed investment decisions.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

Item 8.01  Other Events.

On October 6, 2009, the Company issued a press release announcing the completion of the Financing and the Conversion. The text of the press release is set forth in Exhibit 99.1 attached to this Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
4.1	Registration Rights Agreement dated October 6, 2009 by and among the Company and the investors whose names appear on the signature pages thereof
10.1	Securities Purchase and Exchange Agreement dated October 6, 2009 by and among the Company and the investors whose names appear on the signature pages thereof
10.2	Form of Warrant to Purchase Common Stock
99.1	Press Release dated October 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date:  October 6, 2009
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary